Exhibit 5.3, 8.3, 23.3



March 10, 2006

Structured Asset Mortgage Investments II Inc.
83 Madison Avenue
New York, NY 10179

               Mortgage-Backed Securities and/or Asset-Backed Securities Registration Statement on Form S-3
               ---------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Structured Asset Mortgage Investments II Inc., a Delaware corporation (the "Registrant"), in connection with the authorization and issuance from time to time of Mortgage-Backed Certificates and/or Asset-Backed Certificates issuable in series (the "Certificates") and/or notes issuable in series (the "Notes", and collectively with the Certificates, the "Securities"). A Registration Statement on Form S-3, as amended, relating to the Securities (the "Registration Statement") has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Certificates are issuable from time to time in series (each, a "Series") under separate pooling and servicing agreements (each, a "Pooling and Servicing Agreement") among the Registrant, the Seller and Servicer named therein, the Master Servicer named therein and the Trustee named therein. If Notes of a Series are issued, then the Notes will be issued under an indenture (each, an "Indenture") between separate trusts (each, a "Trust Fund") established by the Registrant and an independent trustee. The Certificates or Notes of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, authentication, payment, delivery and enforceability of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to, but instead we assume, (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document and (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or any secured parties, as to which laws we express no opinion herein, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the federal laws of the United States and the laws of the State of New York. We do not express any opinion herein with respect to the securities laws of any jurisdiction or any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

            Based upon and subject to the foregoing, it is our opinion that:

         1. Each Series of Certificates will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement.

         2. Each Series of Notes will be legally and validly issued and outstanding, fully paid and non-assessable and will be binding obligations of the issuing entity and entitled to the benefits of that Indenture.

         3. The description of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible U.S. federal income tax consequences of an investment in the Securities, is accurate in all material respects with respect to those tax consequences which are discussed, and we hereby adopt and confirm that description as our opinion.

         We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and the prospectus supplement included in the Registration Statement under the headings "Federal Income Tax Consequences" and "Legal Matters", without admitting that we are "persons" within the meaning of Section 7(a) or 11(a) (4) of the Securities Act of 1933, as amended, or "experts" within the meaning of Section 11 thereof, or the General Rules and Regulations of the Securities and Exchange Commission thereunder, with respect to any portion of the Registration Statement.


                                                 Very truly yours,



                                                 /s/ GREENBERG TRAURIG, LLP